Exhibit 32

Certificate pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of CPAC, Inc. ("CPAC") on Form 10-Q for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Thomas N. Hendrickson, Chief Executive Officer and Thomas J. Weldgen, Chief Financial Officer of CPAC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of CPAC, Inc.

/s/ Thomas N. Hendrickson Thomas N. Hendrickson Chief Executive Officer February 10, 2004
/s/ Thomas J. Weldgen Thomas J. Weldgen Chief Financial Officer February 10, 2004

Issuer Statement

A signed original of this written statement required by Section 906 has been provided to CPAC, Inc. and will be retained by CPAC, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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